REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Special
Investment Trust and Shareholders of Eaton
Vance Emerging Markets Fund, Eaton
Vance Real Estate Fund, Eaton Vance
Greater India Fund, Eaton Vance Large-Cap
Growth Fund, Eaton Vance Institutional
Short Term Income Fund, Eaton Vance
Institutional Short Term Treasury Fund,
Eaton Vance Equity Asset Allocation Fund, and Eaton Vance Small-Cap Value Fund:

In planning and performing our audits of the financial statements of Eaton Vance
Emerging Markets Fund, Eaton Vance Real
Estate Fund, Eaton Vance Greater India
Fund, Eaton Vance Large-Cap Growth
Fund, Eaton Vance Institutional Short Term
Income Fund, Eaton Vance Institutional
Short Term Treasury Fund, Eaton Vance
Equity Asset Allocation Fund, and Eaton
Vance Small-Cap Value Fund (collectively, the "Funds") (constituting the series of Eaton Vance Special Investment Trust), as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2006.

This report is intended solely for the
information and use of management, the
Trustees of Eaton Vance Special Investment
Trust, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 16, 2007